EXHIBIT 2.1

ARTICLES OF SHARE EXCHANGE OF

TENNESSEE COMMERCE BANK (CONTROL NO.  0372702)

TENNESSEE COMMERCE BANCORP, INC. (CONTROL NO.  0386671)

Pursuant to the provisions of Sections 45-2-1314 and 48-21-101 et seq. of the Tennessee Code Annotated, the undersigned corporations adopt the following Articles of Share Exchange.

1.                               The attached Plan of Share Exchange was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act and the Tennessee Banking Act.

2.                               As to Tennessee Commerce Bank, the Plan was duly adopted, as required, at a meeting of the shareholders on May 16, 2000.

3.                               As to Tennessee Commerce Bancorp, Inc., the Plan was duly adopted, as required, at a meeting of the shareholders on March 22, 2000.

4.                               These Articles are effective May 31, 2000.

Dated May 16, 2000

TENNESSEE COMMERCE BANK

By:	/s/ Arthur F. Helf

Title:	CEO

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Arthur F. Helf

Title:	CEO